Exhibit 99.1

BIONOVO ANNOUNCES THIRD QUARTER 2007 FINANCIAL RESULTS

Emeryville, CA – November 13, 2007 –Bionovo, Inc (NASDAQ: BNVI) today announced financial results for the third quarter and nine months ended September 30, 2007.

Third Quarter Results
The company reported revenues for the three months ended September 30, 2007 of $243,375 compared to $3,750 for the same period in 2006. Revenues increased by $239,625 over the comparable period in 2006, representing our National Institute of Health grant drawdown from the Department of Health and Human Services for 2006. Revenues included $3,750 in amortization from the proceeds of our licensing and technology transfer agreement with United Biotechnology Corporation (“UBC”) of Taiwan. On October 15, 2007, Bionovo, Inc. terminated its Licensing and Technology Transfer Agreement dated November 3, 2003 (the “Agreement”) with UBC of Taiwan. Unamortized deferred revenue of $91,250 will be recognized in the next quarter. Total operating expenses for the three months ended September 30, 2007 were $3.6 million compared to $1.4 million for the same period in 2006.

The company reported a net loss for the three months ended September 30, 2007 of $3.2 million, or $0.05 per share, compared with a net loss of $1.3 million, or $0.03 per share, for the same period in 2006.

Nine Month Results
Revenues for the nine months ended September 30, 2007 were $250,875 compared with $11,250 for the same period in 2006. For the nine months ended September 30, 2007 total operating expenses were $9.9 million compared with $3.8 million for the same period in 2006.

The net loss for the nine months ended September 30, 2007 was $9.2 million, or $0.15 per share, compared with a net loss of $3.7 million, or $0.07 per share, for the same period in 2006.  As of September 30, 2007, cash, cash equivalents and short-term investments totaled approximately $12.7 million.

Subsequent Events
On October 31, 2007, Bionovo, Inc. received $24.0 million, net of underwriting discount, from the closing of its public offering of 10.0 million shares of common stock at a price to the public of $2.50 per share and 5.3 million warrants to purchase shares of common stock at $3.50 per share at a price of $0.10 per warrant. Following the offering, the Company will have 76,036,435 outstanding shares of common stock. The underwriters may also purchase up to an additional 1,500,000 shares and warrants to purchase an additional 750,000 shares from Bionovo, Inc. within 30 days from the date of the closing to cover over-allotment of shares and warrants.

Third Quarter Company Highlights
•	Patient enrollment and dosing continues in the Phase 1 portion of the BZL101 Phase 1/2 clinical trial for advanced metastatic breast cancer.
•
Bionovo presented data on BZL101 at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics showing that BZL101 selectively elicits its cytotoxic activity on cancer cells while avoiding normal cells through the inhibition of glycolysis.

•
The results of the MF101 Phase 1/2 clinical trial were the top scoring abstract at the North American Menopause Society’s 18th Annual Meeting. Principal Investigator, Dr. Deborah Grady delivered the oral presentation, entitled, A Novel Selective Estrogen Receptor-Beta Agonist for the Treatment of Menopausal Hot Flushes.

•
Tom Chesterman was appointed as Senior Vice President and Chief Financial Officer in July 2007, bringing over 15 years of proven success and leadership in the biotechnology and telecommunications industries to the company.

Upcoming Conferences
•	December 6-7: BMO Healthcare Conference, New York City

The unaudited pro-forma balance sheet information in the accompanying balance sheet is provided as a result of the significant changes in the Company’s capital structure subsequent to the balance sheet date and assumes the transactions noted above that were completed subsequent to September 30, 2007 had occurred as of September 30, 2007.

A full quarterly financial report on Form 10-Q is expected to be filed by Tuesday, November 13.

Bionovo, Inc.

Bionovo is a pharmaceutical company focused on the discovery and development of safe and effective treatments for women's health and cancer, markets with significant unmet needs and billions in potential annual revenue. The company applies its expertise in the biology of menopause and cancer to design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of early and mid-stage clinical trials, Bionovo believes they have discovered new classes of drug candidates within their rich pipeline with the potential to be leaders in their markets. Bionovo is headquartered in Emeryville, California and is traded on the NASDAQ Capital Market under the symbol, "BNVI". For more information about Bionovo and its programs, visit http://www.bionovo.com.

Forward Looking Statements

This release contains certain forward-looking statements relating to the business of Bionovo, Inc. that can be identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including uncertainties relating to product development, efficacy and safety, regulatory actions or delays, the ability to obtain or maintain patent or other proprietary intellectual property protection, market acceptance, physician acceptance, third party reimbursement, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov. Bionovo, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:
Investors Relations
The Trout Group
Lauren Glaser
Tel: 415.392.3310
lglaser@troutgroup.com

Media Relations
Katherina Audley
Tel: 415.847.7295
katherina.audley@bionovo.com

Source: Bionovo, Inc.

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)
(A Development Stage Company)
Condensed Statements of Operations
(Unaudited)

					Accumulated from
					February 1, 2002
	Three months ended	Three months ended	Nine months ended	Nine months ended	(Date of inception)
	September 30,	September 30,	September 30,	September 30,	To September 30,
	2007	2006	2007	2006	2007

Revenues	$243,375	$3,750	$250,875	$11,250	$328,615
Operating expenses:
Research and development	2,444,674	970,791	7,212,445	2,617,599	13,066,907
General and administrative	1,118,482	336,894	2,575,646	995,101	5,358,670
Sales and marketing	10,920	66,550	113,600	233,017	498,777
Merger cost					1,964,065
Total operating expenses	3,574,076	1,374,235	9,901,691	3,845,717	20,888,419
Loss from operations	(3,330,701)	(1,370485)	(9,650,816)	(3,834,467)	(20,559,804)
Change in fair value of warrant liability	—	—	—	—	831,288
Interest income	170,272	58,566	517,958	189,655	928,430
Interest expense	(42,370)	(17,843)	(68,898)	(31,426)	(219,332)
Other income (expense)	(5,241)	—	(5,241)	—	(30,945)
Income (loss) before income tax	(3,208,040)	(1,329,762)	(9,206,997)	(3,676,238)	(19,050,363)
Income tax provision	—	(800)	(2,400)	(2,400)	(8,000)
Net loss	$(3,208,040)	$(1,330,562)	$(9,209,397)	$(3,678,638)	$(19,058,363
Basic and diluted net loss per common share	$(0.05)	$(0.03)	$(0.15)	$(0.07)	$(0.55)
Shares used in computing basic and diluted net loss per common share	65,571,108	51,182,450	63,368,561	49,467,016	34,670,667

Bionovo, Inc. (formerly Lighten Up Enterprises International, Inc.)
(A Development Stage Company)
Consolidated Balance Sheet

	Pro Forma
	September 30,	September 30,	December 31,
	2007	2007	2006
	(Unaudited)	(Unaudited)	(Note 1)
ASSETS
Current assets:
Cash and cash equivalents	$36,584,259	$12,551,881	$2,571,439
Short-term investments	193,975	193,975	484,017
Receivables from officers and employees	1,796	1,796	1,796
Prepaid expenses and other current assets	547,643	547,643	183,528
Total current assets	37,327,673	13,295,295	3,240,780
Property and equipment, net	3,455,147	3,455,147	1,672,904
Other assets and patent pending, net	166,376	166,376	58,613
Total assets	$40,949,196	$16,916,818	$4,972,297

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$750,265	$750,265	$780,393
Accrued clinical costs	24,900	24,900	—
Accrued compensation and benefits	435,809	435,809	—
Current portion of lease obligation	710,643	710,643	292,333
Deferred revenue	15,000	15,000	15,000
Total current liabilities	1,936,617	1,936,617	1,087,726
Non-current portion of lease obligation	693,839	693,839	300,741
Non-current portion of deferred revenue	76,250	76,250	87,500
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 190,000,000 shares authorized; issued and outstanding shares: 66,036,435 at September 30, 2007; 51,337,224 at December 31, 2006; and 76,036,435 on an unaudited pro forma basis.	7,602	6,602	5,134
Additional paid-in capital	57,293,251	33,261,873	13,340,163
Accumulated deficit	(19,058,363)	(19,058,363)	(9,848,967)
Total shareholders’ equity	38,242,490	14,210,112	3,496,330
Total liabilities and shareholders’ equity	$40,949,196	$16,916,818	$4,972,297

* The balance sheet at December 31, 2006 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.